EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 9, 2004 relating to IQ Biometrix's financial statements, which appears in IQ Biometrix's Annual Report on Form 10-KSB for the two years ended June 30, 2004, and our report dated September 11, 2004 relating to Wherify's financial statements for the two years ended June 30, 2004, which appears in IQ Biometrix Prospectus filed with the Securities and Exchange Commission on July 6, 2005.

Malone & Bailey, PC

Houston, Texas
www.malone-bailey.com
September 7, 2005